UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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ESCALADE, INCORPORATED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) filing Proxy Statement, if other than the Registrant)

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ESCALADE, INCORPORATED

Notice of Annual Stockholders’ Meeting
April 24, 2009
7:30 a.m. Central Daylight Savings Time

Dear Stockholder:

          You are cordially invited to attend our 2009 Annual Stockholders’ Meeting, which will be held at 7:30 a.m. Central Daylight Savings Time on Friday, April 24, 2009 at the principal executive offices of Escalade, Incorporated located at 817 Maxwell Avenue, Evansville, Indiana 47711.

          We are holding the annual meeting for the following purposes:

          1. To elect to the Board eight (8) Directors as set forth herein;

          2. To transact such other business that may properly come before the meeting or any adjournment thereof.

          These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

          To ensure that your vote is promptly recorded, please vote as soon as possible, even if you plan to attend the meeting in person. Please sign, mark and return the Proxy enclosed with this Notice at your earliest convenience.

IMPORTANT NOTICE REGARDING THE AVAILABLIITY OF PROXY MATERIALS FOR THE 2009 ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON FRIDAY, APRIL 24, 2009.

The company’s Notice of Annual Stockholders’ Meeting, Proxy statement for the 2009 Annual Stockholders’ Meeting and Annual Report on Form 10-K is available at www.escaladeinc.com.

By order of the Board of Directors

Deborah J. Meinert

VP Finance, CFO & Secretary

Evansville, Indiana	April 1, 2009

PROXY STATEMENT

The Board of Directors of Escalade, Incorporated (hereinafter referred to as “Escalade” or the “Company”), headquartered at 817 Maxwell Avenue, Evansville, Indiana 47711 (812) 467-4449, is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Stockholders to be held on Friday, April 24, 2009, at 7:30 a.m. Central Daylight Savings Time. Each of the 12,616,042 shares of common stock outstanding on February 20, 2009 is entitled to one vote on all matters acted upon at the meeting and only stockholders of record on the books of the Company at the close of business on February 20, 2009 will be entitled to vote at the meeting, either in person or by proxy.

The shares represented by all properly executed proxies received by the Company will be voted as designated and each not designated will be voted affirmatively. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Any proxy given by a stockholder of record may be revoked at any time before it is voted, by written notice to the Company’s Secretary, by execution of a later dated proxy, or by a personal vote at the Annual Meeting. This proxy statement is being mailed to stockholders on or about April 9, 2009.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by directors, officers, and other regular employees of the Company, who will receive no compensation in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

The holders of a majority of the Company’s outstanding common stock must be present or represented by proxy at the Annual Meeting to constitute a quorum.

The eight (8) nominees receiving the greatest number of votes cast at the Annual Meeting upon the presence of a quorum will be elected as directors. A properly executed proxy marked “Withhold Authority to Vote” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. The persons named as proxies in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld.

For each other item presented at the Annual Meeting, the affirmative vote of the holders of a majority of the Company’s shares present or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will be counted in determining whether there is a quorum.

The Annual Report of the Company for its fiscal year 2008 is being mailed to you with this proxy statement, but such report and financial statements are not a part of this proxy statement.

CERTAIN BENEFICIAL OWNERS

Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following table sets forth certain information regarding beneficial ownership of the Company’s common stock by its named Executive officers (as defined on page 9) and by the only stockholders deemed to be beneficial owners of 5% or more of the common stock of the Company as of February 20, 2009.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Ownership		Percentage Of Class

Executive Officers

Common stock	Robert E. Griffin 817 Maxwell Avenue Evansville, Indiana 47711	3,326,116	(1)	26.4	% (1)

Common stock	Robert J. Keller 817 Maxwell Avenue Evansville, Indiana 47711	47,000	(2)	0.4	% (2)

Common stock	Terry D. Frandsen 817 Maxwell Avenue Evansville, Indiana 47711	101,162	(3)	0.8	% (3)

Other 5% Stockholders

Common stock	Andrew and Charmenz Guagenti 2641 N. Cullen Avenue Evansville, Indiana 47715	1,084,492	(4)	8.6	% (4)

Common stock	VN Capital Fund I, L.P. 1133 Broadway Suite 1609 New York, NY 10010	639,272		5.1%

(1)

Includes 959,796 shares held by a Family Limited Partnership; 1,800,000 shares held by a Family Limited Liability Corporation; and 86,462 shares held by his children of which 32,002 is held by Patrick J. Griffin, a board nominee as well as the son of Robert E. Griffin. Mr. Griffin disclaims beneficial ownership of those shares. Also includes 1,250 shares issuable upon the vesting of restricted stock units.

(2)	Includes 25,000 shares issuable upon the vesting of restricted stock units.

(3)	Includes 95,000 shares issuable upon the exercise of outstanding stock options, which options will expire if not exercised on or before April 30, 2009. Mr. Frandsen resigned in January, 2009.

(4)

Includes 49,016 shares held by Mr. Guagenti, in his name, in his directed IRA, or as Trustee, and 45,020 shares owned by Mrs. Guagenti directly, in her directed IRA, or as Trustee. Mr. Guagenti is also the beneficial owner of 990,456 shares held by partnerships for which he is the managing partner, of which he and Mrs. Guagenti own 488,896 shares and 376,989 shares, respectively, by virtue of their partnership interests therein. Mr. and Mrs. Guagenti each disclaim beneficial ownership of the shares held by the other.

ITEM NO. 1
ELECTION OF DIRECTORS

The Board of Directors currently has seven members and the Board has voted to increase the size of the Board to eight (8) members as of the date of the Annual Meeting. The nominees presented for election include the seven individuals who are current directors and one new nominee, Patrick J. Griffin, the Company’s Vice President Sales & Marketing, Martin Yale International. Those persons whose names are set forth below are standing for election. The term of office of elected directors is until the next Annual Meeting or their successors are elected and qualified.

Director candidates are nominated by the independent members of the Board of Directors, as the Company does not believe that it is necessary to have a separate Nominating Committee, as such nominations are handled by the full board. The Board has determined that a potential candidate to be nominated to serve as a director should have the following primary attributes: high achievement expectations with regard to increasing stockholder value; uncompromising position on maintaining ethics; conservative attitude towards financial accounting and disclosure; and should be a stockholder of the Company to bring the perspective of a stockholder to the Board. To date, the Board has not deemed it necessary to engage a third party search firm to assist in identifying suitable candidates for directors, but has the authority to do so in the future. No fees were paid to any such search firm in connection with the nominees for directors named in this proxy statement. The Board believes that the existing Board members and executive management of the Company have sufficient networks of business contacts that will likely form the candidate pool from which nominees will be identified. Once a candidate is identified, as many members of the Board as feasible will meet with such candidate and the Board as a whole subsequently will evaluate the candidates using the criteria outlined above. The independent Board members will then make the final determination of whether or not to nominate the candidate.

The Board is increasing the size of the Board by one member and is nominating Patrick J. Griffin, the Company’s Vice President Sales & Marketing, Martin Yale International. Patrick Griffin is also the son of Robert E. Griffin, the Company’s Chairman of the Board and largest stockholder. The Board believes that Mr. Griffin satisfies the criteria set forth above in selecting him as a nominee for director.

The Company does not have a formal process by which stockholders can propose nominees to serve as directors. If any stockholder would desire to submit the names and qualifications of potential candidates for directors, the Board would evaluate the possible nominee according to the above criteria and would consider such person in comparison to all other candidates and the number of directors then constituting the Board. The Company has not received any such proposals for this Annual Meeting. Accordingly, the Board has made no rejections or refusals of such candidates.

Information with respect to each of the nominees for the Board of Directors is set forth as follows:

			Shares of Common stock of the Company Beneficially owned on February 20, 2009

Name and Principal Occupation During the Past Five Years	Director Since (1)	Age	Number		Percent of Class

Robert E. Griffin - Chairman since 1999. Previously Interim Chief Executive Officer from April 2006 until August 2006, Chairman and Chief Executive Officer since 1994, and President and Chief Executive Officer since 1976.	1973	73	3,326,116	(1)	26.4	% (1)

Robert J. Keller - President and Chief Executive Officer since August, 2007. Prior to joining Escalade, served as President of Disston Tool Company, a subsidiary of Kennametal. From 2000 to 2005, Mr. Keller worked for Russell Corporation in various positions including President of the sports apparel unit. From 1997 to 2000 Mr. Keller worked for Coca-Cola as a Managing Director responsible for Wal-Mart account. From 1993 to 1997, Mr. Keller co-founded and managed Armor All Home Care, which was later acquired by The Clorox Company. Prior to 1993, Mr. Keller served in several sales and operations management positions.

	2008	47	47,000	(2)	0.4	% (2)
Patrick J. Griffin – Vice President Sales & Marketing, Martin Yale International since 2007. Previously, Mr. Griffin served in successive product management roles at Escalade Sports from 2002. Prior to Escalade Sports Mr. Griffin was a business development manager for Webcentric, Inc. helping to build bottomdollar.com, one of the first internet comparison search sites. Previously, Mr. Griffin worked as an associate in Strategic planning at Koch Industries, Inc., also in marketing roles with PT Caraka Yasa in Jakarta, Indonesia and with the United States Foreign Commercial Service in Singapore.	Nominee	39	32,002		0.1	% (1)
Blaine E. Matthews, Jr. - Director and Corporate Secretary of Matthews 1812 House, Inc. since 1979, a mail order supplier of cakes and food gifts.	1965	71	335,615	(3)	2.8	% (3)
George Savitsky – Founder and president of Savitsky, Satin & Bacon, a business management company specializing in managing the financial affairs of people in the entertainment industry. Mr. Savitsky is a certified public accountant.	2004	70	34,440	(4)	0.3	% (4)

Richard D. White – Mr. White is currently a Managing Director at Oppenheimer & Co. Inc. and head of its Private Equity Investment Department. From 2003 until mid 2004 Mr. White was the founder and president of Aeolus Capital Group LLC, an investment management group focused on small capitalization valued oriented investments in public companies and control oriented private equity investments. From 1985 until 2002, Mr. White served as a Managing Director of CIBC Capital Partners as well as a Managing Director and General Partner of its predecessor by acquisition, Oppenheimer and Co., Inc. Mr. White also serves as a director of G-III Apparel Group, Ltd. and Lakes Entertainment, Inc. Mr. White is a certified public accountant and holds an undergraduate degree in Economics from Tufts University in Medford, Massachusetts and an M.B.A. in Finance and Accounting from the Wharton Graduate School of the University of Pennsylvania in Philadelphia, Pennsylvania.

	2004	55	50,234	(5)	0.4	% (5)
Edward E. Williams – Founder and President of Ballast Tools, Incorporated, a manufacturer of industrial equipment and supplies used for railway track maintenance. Mr. Williams is also Vice President of Good Earth Tools, Inc. (4)	2004	48	418,256	(6)	3.3	% (6)
Richard F. Baalmann, Jr. - President of Bamm Inc. and related companies since 1988, which operate ACE Hardware stores in the St. Louis, Missouri area.	2006	49	27,584	(7)	0.2	% (7)

All Directors and Executive Officers as a Group (10 Individuals)			4,381,957	(8)	34.1%

(1)	See note (1) under “Certain Beneficial Owners”.

(2)	See note (2) under “Certain Beneficial Owners”.

(3)

Includes 83,000 shares held by his spouse and 6,000 shares held by his children. Mr. Blaine Matthews disclaims beneficial ownership of those shares. Also includes 5,122 shares issuable upon the exercise of outstanding stock options and 1,250 shares issuable upon the vesting of restricted stock units.

(4)	Includes 5,028 shares issuable upon the exercise of outstanding stock options and 1,250 shares issuable upon the vesting of restricted stock units.

(5)	Includes 4,867 shares issuable upon the exercise of outstanding stock options and 24,674 shares issuable upon the vesting of restricted stock units.

(6)

Includes 37,038 shares owned by Good Earth Tools, Inc., of which Mr. Edward Williams owns 33% of the outstanding voting stock and is an executive officer and 337,302 shares owned by KPW Family Limited Partnership, of which Mr. Williams is one of three partners. Mr. Williams disclaims beneficial ownership of these shares. Also includes 4,903 shares issuable upon the exercise of outstanding stock options and 21,327 shares issuable upon the vesting of restricted stock units.

(7)	Includes 3,198 shares issuable upon the exercise of outstanding stock options and 19,989 shares issuable upon the vesting of restricted stock units.

(8)

Includes shares owned by Patrick Griffin, a nominee for director, shares owned by Deborah J. Meinert, who became an executive officer in March 2009, and shares owned by Terry D. Frandsen who resigned as an executive officer in January 2009.

While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the Directors recommend.

The Board does not have a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting.

With the exceptions of Messrs. Griffin and Keller who are executive officers of the Company and Patrick J. Griffin, an employee of the Company, the Board has determined that all of the above named incumbent directors have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 1 relating to the election of directors.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the best of the Company’s knowledge, all of the Company’s directors, officers and 10% or more stockholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for fiscal 2008, except that Mr. Keller had one late Form 4 filing regarding the restricted stock units awarded by the Company in February 2008.

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

The Board of Directors of the Company currently consists of two members who are executive officers (Robert E. Griffin and Robert J. Keller) and five independent members (Blaine E. Matthews, Jr., Edward E. Williams, Richard D. White, George Savitsky and Richard F. Baalmann, Jr.). If elected as a director at the Annual Meeting, Patrick J. Griffin is an employee of the Company and will not be considered an independent director.

During 2008, all Directors attended 100% of all meetings of the Board of Directors and the committees on which they served. The Board of Directors had six meetings and the independent directors held regular executive sessions in conjunction with four of the Board meetings. The Board has not designated a lead or presiding director to chair executive sessions.

Stockholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at: Escalade, Incorporated, 817 Maxwell Avenue, Evansville, Indiana 47711. All communications directed to the Board will be received and processed by the Company’s office of the Chief Financial Officer and will be transmitted to the Chairman of the Audit Committee without any editing or screening by such office.

Code of Ethics
The Board of Directors has adopted the Escalade, Incorporated Code of Business Conduct and Ethics (“Code”) which may be found on the Company’s website at: www.escaladeinc.com/OVERVIEW/Governance/Conduct.htm. All employees and Directors of the Company are subject to compliance with the Code.

Committees
The Company has two standing committees, each composed of independent directors. As discussed above, the Board of Directors has no nominating committee. Current committee assignments are detailed in the following table.

Name	Audit Committee	Compensation Committee

Blaine E. Matthews, Jr.	Member (1)
Edward E. Williams	Member
George Savitsky	Chairman (1)	Member
Richard D. White		Chairman
Richard F. Baalmann, Jr.		Member

          (1) Determined by the Board to be audit committee financial experts.

Audit Committee
The Audit Committee as a whole held five meetings in 2008. At all five meetings the committee met with the independent auditors and management to review the interim financial information contained in each quarterly earnings announcement. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief accounting officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, (3) engage the firm of independent certified public accountants to be hired by the Company and review that firm’s independence, and (4) approve all audit and non-audit services performed by the Company’s independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which can be found on the Company’s website at: www.escaladeinc.com/OVERVIEW/Governance/Audit_Committee_Charter.pdf

Compensation Committee
The Compensation Committee met once formally in 2008 and held several informal sessions to review salaries and compensation levels within the Company. The Compensation Committee is also responsible for awards of stock options and restricted stock units and met one time in 2008 to review the granting of restricted stock units. The Board of Directors has not adopted a written charter for the Compensation Committee.

Director Compensation
Each non-employee director of Escalade, Incorporated currently receives an annual cash retainer of $25,000 with the exception of the Chairman of the Board who receives an annual cash retainer of $50,000. Each member of the Audit Committee receives an additional annual fee of $5,000 except for the Audit Committee Chairman who receives $15,000. Each member of the Compensation Committee receives an additional annual fee of $3,000 except for the Compensation Committee Chairman who receives $10,000. All Directors receive an additional fee of $1,000 per board meeting attended in excess of eight meetings per year. Members of the Audit Committee and Compensation Committee receive additional fees of $1,000 per committee meeting attended in excess of six and four meetings, respectively. Each non-employee board member receives restricted stock units annually and in 2008 this award amounted to 1,250 RSU’s per director. In 2009, all non-employee members of the board volunteered to take a 10% reduction of all fees in which they are entitled to receive.

Under the terms of the Escalade, Incorporated 2007 Incentive Plan, Directors can elect to receive some or all of the fees earned in shares of the Company’s common stock or in the form of restricted stock units which vest after one year. In 2008 there were 2,568 shares issued and 21,153 restricted stock units issued pursuant to the plan. In 2008, Messrs. Baalmann, Williams and White opted to receive 100% of their board compensation in restricted stock units.

2008 Director Compensation
The following table summarizes the compensation earned by or awarded to each director who served on the Board of Directors during 2008. Compensation for Mr. Robert Griffin is reflected in the “Executive Compensation - Summary Compensation Table.”

					As of December 27, 2008
Name	Fees Earned or Paid in Cash ($) (1)	Restricted Stock Unit and Options Awards ($) (2)	All Other Compensation ($)	Total ($)	Number of Restricted Stock Units Unvested (#)	Number of Stock Options Unvested (#)

Blaine E. Matthews, Jr.	38,625	9,583	1,382	49590	1,250	5,122
Edward E. Williams	8,625	50,082	734	59,441	11,549	4,903
George Savitsky	51,625	9,583	785	61,993	1,250	5,028
Richard D. White	8,625	56,835	734	66,194	13,161	4,867
Richard F. Baalmann, Jr.	8,625	47,383	683	56,691	10,778	3,198

(1)

This column includes the fair value of common stock issued in lieu of cash compensation pursuant to the Escalade, Incorporated 2007 Incentive Plan. In 2008, directors Griffin, Matthews and Savitsky received their board compensation in cash. Directors Baalmann, Williams and White received their board compensation in restricted stock units which valued between $0.78 and $5.40 per RSU.

(2)

The amount recorded in this column is the compensation cost recognized by the Company during 2008 under the Statement of Financial Accounting Standard No. 123R (Share-Based Payment) for grants made in 2008 and prior years. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter as adopted by the Board of Directors (“Board”), the Audit Committee of the Board (“Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Escalade. All of the Committee members are independent directors as defined under NASDAQ rules. During fiscal year 2008, the Committee met five times, and discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed and considered whether the provision of non-audit services by the Company’s auditors is consistent with the auditors’ independence. The Audit Committee has determined that the provisions of such services are consistent with the auditors’ independence. The Committee also discussed with management, and the independent auditors the quality and adequacy of Escalade’s internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of Escalade as of and for the year ended December 27, 2008, with management and the independent auditors. Management has the responsibility for the preparation of financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Escalade’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 27, 2008, for filing with the Securities and Exchange Commission.

Blaine E. Matthews, Jr.	Edward E. Williams	George Savitsky, Chairman

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) as well as the accompanying tables set forth below. Based on that discussion, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 27, 2008.

Richard D. White, Chairman	Richard F. Baalmann, Jr.	George Savitsky

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2008, all members of the Compensation Committee were independent directors and served the full year. No other director or executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any of Messrs. White, Baalmann, and Savitsky.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Compensation Philosophy
The Company’s philosophy in setting compensation policies for its named executive officers is to align pay with performance, while at the same time providing competitive compensation that allows the Company to retain and attract executive talent. The Compensation Committee, composed entirely of independent Directors, establishes, approves and evaluates the Company’s compensation policies applicable to the named executive officers.

Throughout this proxy statement, all references to the “named executive officers” means Robert E. Griffin, Robert J. Keller and Terry D. Frandsen, the individuals identified under “EXECUTIVE COMPENSATION – Summary Compensation Table.” Throughout 2008, Mr. Keller served as the Company’s Chief Executive. Mr. Frandsen served as the Company’s Chief Financial Officer for all of 2008 until his resignation in January, 2009.

The Compensation Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value. Consequently the Compensation Committee has adopted the following guidelines for use in evaluating executive compensation:

•	Provide a competitive total compensation package that enables Escalade to attract and retain key executive talent;

•	Align all pay programs with Escalade’s annual and long-term business strategies and objectives; and

•	Provide a mix of base and performance-leveraged variable compensation that directly links executive compensation to the performance of Escalade and stockholder return.

Compensation Program; Mix of Pay Components
Consistent with the above philosophy, the Compensation Committee currently utilizes the following components of compensation for the Company’s named executive officers:

•	Base salary;

•	Annual incentive cash bonuses;

•	Long-term equity incentives, historically in the form of stock options and/or restricted stock units; and

•	Health, welfare and other benefits

Executive compensation is based on a pay-for-performance philosophy. Consequently, a significant portion of annual and long-term compensation for the named executive officers is at-risk. This provides additional upside potential and downside risk for the Company’s Chief Executive Officer and Chief Financial Officer, recognizing that the individuals serving in these roles have greater influence on the performance of the Company.

Other than employees working under collective bargaining agreements and Mr. Keller, the Company’s Chief Executive Officer, all employees of the Company, including the named executive officers, are employed at will, without employment agreements, severance payment arrangements or change in control agreements. In order to induce Mr. Keller to accept the Company’s offer to become its Chief Executive Officer in August 2007, the Compensation Committee believed that it was necessary and appropriate to offer Mr. Keller certain potential payments upon termination or change in control which are described under “Executive Compensation – Potential Payments upon Termination or Change in Control.”

The Role of the Compensation Committee and Method of Determining Amount of Total Compensation
The Compensation Committee is responsible for the approval and administration of compensation programs for the named executive officers. The Committee focuses on the attraction and retention of key executives and, when making decisions, considers the Company’s compensation philosophy, the achievement of business goals set by the Company, relevant peer data, the competitive environment in which the Company competes for talent, how the Company is positioned for the future, and recommendations made by the Company’s Chairman and Chief Executive Officer. While the Committee primarily focuses on compensation for the named executive officers, the Committee also reviews the compensation of certain other key employees, such as the subsidiary and division heads, and the appropriateness and fairness of the allocation of annual incentive compensation among the participants in such plans at the subsidiary level.

In 2008, the Committee reviewed all compensation components for the Company’s named executive officers and together with the Board of Directors, reviewed and evaluated the level of performance of the Company and of each executive officer, including the Chief Executive Officer and Chief Financial Officer, in order to determine current and future appropriate compensation levels. In addition, the Committee conducted an annual review of the Company’s compensation philosophy to ensure that it remains appropriate given the Company’s strategic objectives. In 2006, the Committee took the following actions, the results from which the Committee considers still relevant and therefore did not deem it necessary to repeat these procedures in 2008:

•

Engaged Frederic W. Cook & Co., Inc., an internationally recognized compensation consulting firm to advise on executive officer compensation, to provide the Committee with relevant market data and to advise the Committee on alternatives when making compensation decisions for the named executive officers. Except for services provided by Frederic W. Cook &Co, Inc. at the request of the Compensation Committee, there is no other affiliation between the consultant and the Company or the Company’s management.

•

Conducted a review of compensation paid by companies that are similar in terms of industry, business, market capitalization, asset size and geographic footprint. The competitive market data for the study came from two recognized external compensation survey sources, and was deemed to fairly represent the labor markets in which the Company competes for executive talent. The market information served as one of the factors in determining the total compensation for the Company’s executive officers.

Except for the Escalade, Incorporated 2007 Incentive Plan which was approved by stockholders at the 2008 Annual Meeting, the Compensation Committee does not participate in any programs which they administer.

Role of Executive Officers in Compensation Decisions
Mr. Griffin, the Company’s Chairman, occasionally participates in Compensation Committee meetings and the compensation of the Company’s other named executive officers, but does not make any recommendations regarding his own compensation. Consistent with the Committee’s past practices, Mr. Keller, as the Company’s current Chief Executive Officer, will make recommendations regarding the compensation for the Company’s Chief Financial Officer, but will not make recommendations for either himself or Mr. Griffin. Although the Committee considers recommendations by Messrs. Griffin and Keller along with data provided by its other advisors, the Committee retains full discretion to set all compensation for the Company’s named executive officers.

Base Salary
The Compensation Committee seeks to compensate the named executive officers competitively within the industry while at the same time designing compensation components that base a significant portion of total compensation on performance. In general, base salary levels are set at the beginning of each year at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company’s compensation structure. The primary considerations in determining whether base salaries will be adjusted is the Company’s income level generated in the previous year and any changes in level of responsibility. The Compensation Committee also subjectively reviews the individual performance of each named executive officer, based on the performance of the Company and the individual’s level of contribution towards that performance.

Accordingly, for fiscal 2008 the Compensation Committee established base salaries for the Company’s key executives with the intent to motivate performance by providing significant upside potential through incentive compensation and less on guaranteed compensation in the form of salaries. The Compensation Committee does not target any specific benchmark for base salary levels for its key executives compared to comparable companies within the Company’s industries, but generally believes that base salaries should be in the lower half of such comparisons coupled with significant opportunities to achieve high incentive, performance based compensation. The Compensation Committee considered the scope of and accountability associated with each executive officer’s position in addition to such factors as the performance and experience of each executive officer when setting base salary levels for fiscal 2008.

In 2008, the Compensation Committee made no change to the base salary of $300,000 for Robert J. Keller, the Company’s Chief Executive Officer pursuant to the terms of his employment offer letter. The Compensation Committee increased the base salary for Terry D. Frandsen, the Company’s Chief Financial Officer, by 3.0% to $187,000. The Compensation Committee believed that such salaries were warranted for each such officer based primarily on the Company’s performance and their contribution to such results.

In 2008, the Compensation Committee made no change to the base salary for Robert E. Griffin, the Company’s Chairman of the Board.

In February 2009, the Compensation Committee established the 2009 base salary levels for Mr. Keller and Mr. Griffin. The base salary for Mr. Keller was voluntarily reduced by 10% to $270,000 and the base salary of Mr. Griffin was voluntarily reduced 10% to $50,580. These salary reductions for 2009, along with other cost saving measures company-wide, were implemented to improve the operating performance of the Company. In March 2009, the Company appointed Deborah J. Meinert as the Company’s new Chief Financial Officer and the Compensation Committee set her 2009 base salary at $132,000.

Annual Cash Incentive Bonus
The Compensation Committee believes a large portion of each executive officer’s total compensation should come from performance based results. In 2008, the Compensation Committee approved a Profit Incentive Bonus Plan (the “Bonus Plan”) based on the ratio of net income before taxes (“NIBT”) to invested capital, defined as beginning shareholders equity plus average debt outstanding during the year. Under this Bonus Plan, three bonus pools were generated; one for each business segment (Sporting Goods and Office Products) based on their separate performance and one for named executives based on the Company as a whole. The Compensation Committee reviews, approves and/or modifies target performance levels suggested by management that dictate the factors used to generate the bonus pools. Bonus pools are calculated by multiplying NIBT before incentive bonuses by the applicable bonus factor based on actual results achieved.

Virtually all employees are eligible to participate in the Bonus Plan and amounts paid under the Bonus Plan are determined and dispersed following completion of the Company’s annual audited financial statements. Based on performance targets established by the Compensation Committee, the three bonus pools are created. While the amounts of the bonus pools are determined by the target performance levels established early in the fiscal year to which the bonuses relate, the Compensation Committee has discretion to alter the amount of the individual bonus pools based on factors that significantly change the dynamics of the business or the environment in which the business operates. The Compensation Committee reviews and approves the bonus pool allocations based on recommendations submitted by Mr. Keller in consultation with the senior management in each business unit. Criteria used in determining the amount of bonus allocated to each employee include the employee’s level of responsibility, level of performance, and the individual’s overall contribution to the success of the business segment.

For 2008, the business results fell below the minimum threshold for generating bonus pools and the Compensation Committee determined that no bonus awards would be made.

Long Term Equity Incentives
Each year, the Compensation Committee determines the amount and character of any long term equity incentive grants to the Company’s executive officers and other eligible employees. The Committee considers equity grants to be an effective incentive to encourage stock ownership by officers and key employees increasing their proprietary interest in the success of the Company. At the 2007 Annual Meeting, stockholders approved the Escalade Incorporated 2007 Incentive Plan (“2007 Incentive Plan”) which provides a broader array of long-term incentive awards for grant to the Company’s employees, including the Chief Executive Officer and Chief Financial Officer. In 2008, the Compensation Committee determined that granting restricted stock units was the best method of satisfying the Committee’s compensation philosophy and objectives of directly connecting long term incentives to achieving long term performance objectives. Accordingly the Company granted 25,000 and 12,000 restricted stock units to Messrs. Keller and Frandsen, respectively.

Each restricted stock unit grant includes a performance adjustment factor based on performance targets (net income before taxes) set annually by the Compensation Committee in consultation with senior management. If the Company achieves 110% or more of the performance target, the number of restricted stock units granted increases by 50%; conversely, if the Company achieves 90% or less of the performance target, the number of restricted stock unit’s decreases by 25%. The actual results for 2008 were less than 90% of the performance target set by the Compensation Committee. As a result the number of restricted stock units granted to Mr. Frandsen was decreased by 3,000 (25% of 12,000) so the net amount granted was 9,000 restricted stock units. Mr. Keller’s units were reduced by 6,250 (25% of 25,000) so that the net amount granted was 18,750 restricted stock units. The Compensation Committee believes the performance adjustment factor is an integral part of the restricted stock unit grant and intends to include it in all future grants to employees.

The restricted stock units granted to Messrs Keller and Frandsen vest at the end of three years provided that the named executive is still employed by the Company and that certain performance criteria related to the market price of the Company’s stock is satisfied. The criteria in 2008 is for any 30 consecutive trading days on the NASDAQ Stock Market (or such other principal securities exchange on which the Company’s shares of common stock are then traded) during the period beginning on the grant date and ending on the third anniversary thereof, the closing price per share is at least 15% higher than the closing price per share on the grant date (plus any dividends paid by the Company during such three year period). Mr. Frandsen resigned in January, 2009 so any unvested restricted stock units have been forfeited. The 2008 award for Mr. Keller was valued at $6.16 per unit.

Health, Welfare and Other Benefits
The Company provides medical, life, 401(k) plan and similar benefits to all of its salaried employees, including the named executive officers. Other than a non-qualified deferred compensation plan in which Mr. Griffin participates, none of these benefits discriminate in scope, terms or operation in favor of the named executive officers.

Tax and Accounting Considerations
As necessary, the Compensation Committee reviews accounting and tax laws, rules and regulations that may affect the Company’s compensation plans. However, tax and accounting considerations have not significantly impacted the compensation programs offered to the Company’s executives. Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. Based on the Compensation Committee’s past compensation practices, the Committee does not currently believe that Section 162 (m) will adversely affect the Company’s ability to obtain a tax deduction for compensation paid to its named executive officers.

EXECUTIVE OFFICERS OF THE REGISTRANT

The following is a list of the names and ages of all of the current executive officers of the Company indicating all positions and offices held by each such person as of the date of this proxy statement.

Mr. Griffin has served the Company and/or its subsidiaries in various executive capacities for over thirty years. See “ELECTION OF DIRECTORS.”

Mr. Keller joined the Company as President and Chief Executive Officer in August 2007. Prior to that, he served as President of Disston Tool Company, a subsidiary of Kennametal. From 2000 to 2005, Mr. Keller worked for Russell Corporation in various positions including President of the sports apparel unit.

Ms. Deborah J. Meinert joined the Company as Corporate Controller in November 2007. Deborah came to Escalade Inc. from United Components, a manufacturer of automotive OEM and aftermarket parts where she functioned as Assistant Controller. Prior to United Components she practiced public accounting for a number of years with Brown, Smith & Settle LLC and Harding & Shymanski, LLC, both in the Evansville area.

All such persons have been elected to serve until the next annual election of officers, or until their earlier resignation or removal.

Name	Age as of February 20, 2009	Offices and Positions Held	First Elected as an Executive Officer

Robert E. Griffin	73	Chairman	12/1976
Robert J. Keller	47	CEO and President	08/2007
Deborah J. Meinert	51	V.P. Finance, CFO & Secretary	03/2009

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth information regarding compensation of the named executive officers of the Company for 2007 and 2008:

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)	Stock Awards ($)	Option Awards ($)	Restricted Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Robert E. Griffin	2008	56,376	—	—	1,015	9,581	—	100,947	62,023	229,942
Chairman of the Board	2007	54,621	—	—	3,173	7,782	—	92,290	799,793	957,659
Robert J. Keller	2008	313,747	—	—	—	74,336	—	—	223,071	661,154
President & Chief Executive Officer – Joined Company in August 2007	2007	113,092	—	—	—	17,648	125,000	—	25,768	281,328

Terry Frandsen	2008	185,086	—	—	33,355	31,755	—	—	11,157	241,353
Chief Financial Officer, Vice President Finance and Secretary – Resigned in January 2009	2007	177,693	10,000	—	38,108	10,964	130,000	—	10,705	377,470

Column (a) - Named Executive Officers
The named executive officers include the Chairman of the Board and Chief Executive Officer, the Chief Financial Officer resigned in January, 2009. In addition, Mr. Griffin served as the Company’s interim Chief Executive Officer from April 2006 until August 2006 and Mr. Frandsen served as the Company’s interim Chief Executive Officer from April 2007 until August 2007.

Column (c) - Salary
Amounts recorded in this column reflect the annual salary paid during the year noted in column (b).

Column (d) – Cash Bonuses
Amounts recorded in this column reflect cash bonuses paid in addition to amounts paid in connection with the annual cash incentive program noted in Column (g).

Column (f) – Option Awards
The amount recorded in this column is the compensation cost recognized by the Company during the fiscal year indicated in column (b) under the Statement of Financial Accounting Standard No. 123R (Share-Based Payment) for grants made in the fiscal year indicated in column (b) and prior years. The amounts recorded for Mr. Griffin were granted in relation to his work as a director. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for the years indicated:

	2008	2007	2006	2005	2004	2003

Risk-free interest rate	—	4.35%	4.35%	3.77%	3.07%	2.90%
Dividend yield	—	2.26%	1.81%	1.20%	0.00%	0.00%
Expected volatility	—	42.6%	51.3%	53.8%	50.0%	46.0%
Weighted average-fair value per share	—	$2.70	$4.35	$5.61	$8.98	$3.07

Column (g) – Restricted Stock Awards
The amount recorded in this column is the compensation cost recognized by the Company during the fiscal year indicated in column (b) under the Statement of Financial Accounting Standard No. 123R (Share-Based Payment) for grants made in the fiscal year indicated in column (b) and prior years. The amounts recorded for Mr. Griffin were granted in relation to his work as a director. The fair value of each grant is estimated on the date of grant using Monte Carlo techniques where vesting is dependant on market conditions and on the closing price of the Company’s common stock on the date of grant if vesting is based solely on time. The fair value of restricted stock units granted is detailed below for the years associated with the costs recorded in the table:

	2008	2007

Weighted average market closing price on date of grant for restricted stock units where vesting is time based.	$6.85	$9.37
Weighted average fair market value of restricted stock units where vesting is contingent on market factors	$6.16	$5.41

Column (h) – Non-Equity Incentive Plan Compensation
See “CD&A – Annual Cash Incentive” on page 8 for a description of the Incentive Compensation Plan.

Column (i) - Change in Pension Value and Nonqualified Deferred Compensation Earnings
See “Nonqualified Deferred Compensation: on page 1 for a description of the plan.

Column (j) – All Other Compensation
All other compensation includes the following:

Name	401(k) Matching Contribution ($)	Director Fees ($)	Relocation Assistance ($)	Moving and Closing Costs ($)	Deferred Bonus Paid ($) (1)	Total All Other Compensation ($)

2008
Robert E. Griffin	3,398	58,625	—	—	—	62,023
Robert J. Keller	—	—	—	223,071	—	223,071
Terry Frandsen	11,157	—	—	—	—	11,157

2007
Robert E. Griffin	3,293	46,500	—	—	750,000	799,793
Robert J. Keller	—	—	25,768	—	—	25,768
Terry Frandsen	10,705	—	—	—	—	10,705

(1)

The amount recorded in this for Mr. Griffin represents a bonus he earned prior to 2002 which was accrued but not paid until 2007 at his request. No interest was accrued or paid relative to this bonus deferral.

Grants of Plan Based Awards
The following table sets forth certain information concerning grants of plan-based awards to each of our named executive officers during 2008. Actual cash incentive awards are disclosed under column (g) of the Summary Compensation Table, page 13. The material terms of these awards and the material plan provisions relevant to these awards are described in the footnotes to the table below.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Options Awards: Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Share) (3)	Grant Date Value of Stock Awards ($) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)

Robert E. Griffin	04/25/08	1,250	—	—	8,563	—
Robert J. Keller	02/29/08	18,750	—	—	115,500	—
Terry Frandsen	02/29/08	9,000	—	—	55,440	—
	—	—	—	—	—

(1)

The amounts disclosed in this column represent Restricted Stock Units (“RSU”) issued under the Escalade, Incorporated 2007 Incentive Plan. The RSU grant to Mr. Griffin vests at the end of one year while the RSU grants to Messrs. Keller and Frandsen vest at the end of three years provided certain market conditions relating to the Company’s common stock price are met. Mr. Frandsen’s RSU’s expired upon his resignation in January 2009.

(2)

The amounts disclosed in this column were issued under the 1997 Incentive Stock Option Plan. Options were granted on the day following the Board of Director meeting at which the grant was approved and vest in four equal annual installments beginning one year following the date of grant and expire five years from the date of grant.

(3)	The exercise price is equal to the closing market price on the date the options were granted.

(4)

The amounts disclosed in this column are calculated based on the provision of Financial Accounting Standard No. 123R (Share-Based Payment). The fair values of each grant are estimated on the date of grant using the closing market price of the stock on the date of grant if the RSU vesting is based on the lapse of time, or using Monte Carlo techniques if the vesting is contingent on meeting market criteria.

(5)

The amounts disclosed in this column are calculated based on the provision of Financial Accounting Standard No. 123R (Share-Based Payment). The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model.

Outstanding Equity Awards at Fiscal Year End
The following table outlines outstanding long-term equity-based incentive compensation awards for the Comapany’s named executive officers as of December 27, 2008.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (# ) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Share) (1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (2)

Robert E. Griffin	2,598	—		17.24	04/28/08
	—					1,250	(4)	11,563

Robert J. Keller	—	—		—	—	25,000	(5)	14,750
						18,750	(6)	11,063

Terry Frandsen	15,000	—		6.99	02/21/08
	30,000	—		19.21	02/16/09
	40,000			13.40	02/18/10
	12,500	12,500	(3)	11.08	03/06/11
	—	—		—	—	9,000	(5)	5,310
						9,000	(6)	5,310

(1)	The option exercise price is equal to the closing market price on the date the options were granted.

(2)	The amounts set forth in this column equal the number of restricted stock units multiplied by the closing market price of the underlying common stock ($0.59) on December 27, 2008.

(3)

Options granted were to vest in equal installments over four years on March 6 of each year. No options held by Mr. Frandsen vested following his resignation in January 2009, and all options held by Mr. Frandsen will expire, if not exercised, on or before April 30, 2009

(4)	Restricted Stock Units vest on April 25, 2009.

(5)	Restricted Stock Units vest on August 1, 2010 provided that certain market conditions relative to the Company’s common stock are satisfied.

(6)	Restricted Stock Units vest on February 29, 2011 provided that certain market conditions relative to the Company’s common stock are satisfied.

Pension Benefits
Other than the Company’s 401(k) defined contribution plan, the Company has no pension plans in which the named executive officers participate.

Nonqualified Deferred Compensation
The Company maintains a nonqualified deferred compensation plan that allowed Mr. Griffin, and certain other executive officers who are no longer with the Company, to defer a portion of their incentive bonuses earned during each of the years between 1985 and 1992. The Company provided a matching contribution equal to 70% of the deferred amount. The plan is unfunded and amounts owed to participants under the plan are subject to the claims of general creditors of the Company. The Company accrues interest on the balance owed to participants at the rate of 9% compounded monthly. This plan is intended to comply with the requirements of Section 409(A) of the Internal Revenue Code.

The following table illustrates the nonqualified deferred compensation benefits provided to the named executive officers in 2008. It does not reflect matching 401(k) or discretionary contributions made under the Company’s qualified retirement plan.

Name	Executive Contributions in 2008 ($)	Registrant Contributions in 2008 ($)	Aggregate Earnings in 2008 ($) (1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 27, 2008 ($)

Robert E. Griffin	—	—	100,947	—	1,177,062
Robert J. Keller	—	—	—	—	—
Terry Frandsen	—	—	—	—	—
	—	—	—	—

(1)	Amounts recorded in this column represent interest accrued on cumulative deferred balances and is included in column (h) of the Summary of Compensation Table.

Potential Payments upon Termination or Change in Control
With the exception of Mr. Robert Keller, Chief Executive Officer and President, the Company currently does not have employment, severance, change in control or similar agreements with any of its named executive officers. Other than benefits that are generally available to all other salaried employees of the Company, the named executive officers have no agreements that would provide them with any cash payments upon termination of employment with the Company. Under the terms of Mr. Keller’s employment offer, in the event his employment with the Company is terminated without cause, or Mr. Keller resigns with good reason, within six months of a Change in Control (as defined in the Escalade, Incorporated 2007 Incentive Plan), he is entitled to an amount equal to six months base salary (currently $150,000) plus one half of the target bonus for the fiscal year in which termination occurs (which amount is indeterminate at this point in time). Mr. Keller will also be entitled to a pro-rata vesting of restricted stock unit grants (currently estimated at $43,750 per the above paragraph) and continuation for six months of health and welfare benefits in effect at the time of termination.

Upon a change in control of the Company, as defined in the Escalade, Incorporated 2007 Incentive Plan (approved by the Company’s stockholders at the 2007 annual meeting), the vesting of all outstanding, unvested stock options would be accelerated. This is true for all stock option recipients, not just the named executive officers. Based upon the closing stock price of the Company’s common stock as of December 27, 2008 ($), Mr. Terry Frandsen is the only named executive officer who would potentially receive value for unexercised stock options: approximately $33,900. Such options will expire if not exercised on or before April 30, 2009. The potential value of unexercised stock options is computed as the difference between the exercise price and the closing stock price multiplied by the number of shares. Options with exercise prices higher than the closing market price are not included in the calculation.

INDEPENDENT PUBLIC ACCOUNTING FIRM

The independent public accounting firm of BKD LLP (the “Auditors”) was engaged by the Company’s Audit Committee to audit the Company’s consolidated financial statements for the year ended December 27, 2008. BKD LLP, formerly known as Olive LLP, has served as independent auditors for the Company since 1977. Audit services performed by BKD LLP during the fiscal year most recently completed included examinations of the financial statements of the Company, services related to filings with the Securities and Exchange Commission and consultations on matters related to accounting. Representatives of BKD LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Company’s Audit Committee has not yet appointed a principal independent accounting firm for fiscal year 2009 because the Audit Committee believes it must reassess the Company’s professional requirements prior to making this appointment. Typically the principal independent accounting firm is selected no later than the first meeting of the Audit Committee following the annual stockholder meeting.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Escalade, Incorporated for the fiscal years ended December 27, 2008 and December 29, 2007 by the Company’s principal accounting firm, BKD LLP.

	2008	2007

Audit Fees	$344,605	$322,343

Audit Fees. Fees for audit services consist of:

•	Audit of the Company’s annual financial statements.

•

Audit services associated with Rule 404 of the Sarbanes-Oxley Act of 2002 which requires the independent registered public accounting firm to audit Management’s evaluation of internal controls over financial reporting in 2007 Annual Report under Item 9A – Controls and Procedures. Fees paid to the principal accounting firm for this portion of the audit totaled $134,503 in 2007. Fees paid in 2008 related to testing of internal controls over financial reporting totaled $86,007.

•	Reviews of the Company’s quarterly financial statements.

•	Statutory and regulatory audits, consents and other services related to SEC matters.

Audit-Related Fees. Fees for audit-related services consist of financial accounting and reporting consultation.

Tax Fees. Fees for tax services consist of professional services rendered by BKD LLP related to corporate income tax return preparation, compliance and advice. The Company does not employ BKD LLP to perform tax compliance services.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by BKD LLP pursuant to these exceptions.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Audit Committee of the Board of Directors is charged with the responsibility to review and pre-approve all related party or affiliate transactions between the Company and its directors, executive officers, employees and/or their affiliates or in which any such persons directly or indirectly is interested or may benefit. The Company currently has no agreements, arrangements, transaction or similar relationship with any of its directors or executive officers.

OTHER SECURITIES FILINGS

The information contained in this Proxy Statement under the headings “Report of Compensation Committee” and “Report of the Audit Committee” are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).

RESULTS OF THE 2008 ANNUAL MEETING

Approximately 91% of the outstanding shares of the Company were voted in person or by proxy at the 2008 annual meeting that was held April 25, 2008. The stockholders elected each of the seven nominees for election as directors to the Board of Directors.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Stockholder proposals for stockholder action at the 2009 annual meeting must be presented in writing at the offices of the Company on or before December 1, 2009. Any stockholder who intends to propose any other matter to be acted upon at the 2010 annual meeting of stockholders must inform the Company no later than February 5, 2010. If notice is not provided by that date, the persons named in the Company’s proxy for the 2010 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2010 annual meeting. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible stockholder motions under the General Corporation Law of the State of Indiana will be included on the 2010 annual meeting docket.

OTHER BUSINESS

Management does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. No stockholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. If any matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.

By order of the Board of Directors

Deborah J. Meinert

VP Finance, CFO & Secretary

ESCALADE, INCORPORATED

817 Maxwell Avenue
Evansville, Indiana 47711

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Robert E. Griffin, Blaine E. Matthews, Jr. and Edward E. Williams, or any of them, each with power of substitution, as Proxies of the undersigned to attend the Annual Meeting of Stockholders of Escalade, Incorporated (the “Company”) to be held on Friday, April 24, 2009, at 7:30 a.m., Central Daylight Savings Time, at the Company's principal executive offices located at 817 Maxwell Avenue, Evansville, Indiana 47711, and any adjournment or adjournments thereof, and to vote the number of shares of the Company's Common Stock which the undersigned would be entitled to vote if personally present on the following matters:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

ESCALADE, INCORPORATED

April 24, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14155

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

1.	Election of Directors: Vote for Eight (8) Nominees to Serve as Directors of the Company for the one-year term ending at the 2010 Annual Meeting of Shareholders.		2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
NOMINEES:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Robert E. Griffin ¡ Robert J. Keller ¡ Blaine E. Matthews, Jr. ¡ George Savitsky ¡ Richard D. White ¡ Edward E. Williams ¡ Richard F.Baalmann, Jr. ¡ Patrick J. Griffin
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

☐	FOR ALL EXCEPT (See instructions below)		PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENVELOPE PROVIDED.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■	■

ANNUAL MEETING OF SHAREHOLDERS OF

ESCALADE, INCORPORATED

April 24, 2009

PROXY VOTING INSTRUCTIONS

INTERNET- Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE- Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

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IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14155
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  â

THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

1.	Election of Directors: Vote for Eight (8) Nominees to Serve as Directors of the Company for the one-year term ending at the 2010 Annual Meeting of Shareholders.		2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
NOMINEES:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Robert E. Griffin ¡ Robert J. Keller ¡ Blaine E. Matthews, Jr. ¡ George Savitsky ¡ Richard D. White ¡ Edward E. Williams ¡ Richard F.Baalmann, Jr. ¡ Patrick J. Griffin
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

☐	FOR ALL EXCEPT (See instructions below)		PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENVELOPE PROVIDED.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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